As filed with the Securities and Exchange Commission on October 4, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OCI RESOURCES LP

(Exact name of Registrant as specified in its charter)

Delaware	46-2613366
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer Identification No.)
or Organization)

Five Concourse Parkway
Suite 2500
Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

OCI Resource Partners LLC 2013 Long-Term Incentive Plan
(Full Title of the Plan)

Kirk Milling
Five Concourse Parkway
Suite 2500
Atlanta, Georgia 30328
(Name and address of agent for service)

(770) 375-2300

(Telephone number, including area code, of agent for service)

Copies to:

David Cho

Thomas Friedmann
Dechert LLP
1900 K Street, NW
Washington, DC 20006
(202) 261-3300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common units representing limited partner interests of the Registrant	956,000	(1)	$18.54	$17,724,240.00	$2,282.88
Total	956,000		N/A	$17,724,240.00	$2,282.88

(1)                                 Represents common units representing limited partnership interests of the Registrant (“Common Units”) to be registered under the OCI Resource Partners LLC 2013 Long-Term Incentive Plan (the “Plan”).  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Units that become issuable under the Plan by reason of any unit dividend, unit split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding units of the Registrant.

(2)                                 Estimated solely for the purpose of calculating the amount of the registration fee and, pursuant to  Rules 457(c) and 457(h) promulgated under the Securities Act, computed based on the average of the high and low prices of the Common Units as reported on the New York Stock Exchange on October 2, 2013.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 Incorporation of Documents by Reference.

The Registrant incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)         The Registrant’s prospectus filed pursuant to Rule 424(b) on September 16, 2013.

(b)         The description of the Common Units contained in the Registrant’s registration statement on Form 8-A (File No. 001-36062) filed with the Commission on September 10, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating, changing or modifying such description.

(c)          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 4.                                 Description of Securities.

Not applicable.

Item 5.                                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                                 Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever.

Section 7.7 of the Registrant’s First Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless the following persons, to the fullest extent permitted by the law, from and against all losses, claims, damages or similar events:

•                  the Registrant’s general partner;

•                  any departing general partner of the Registrant;

•                  any person who is or was an affiliate of the Registrant’s general partner or a departing general partner;

•                  any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of the Registrant, the Registrant’s subsidiaries, the Registrant’s general partner or departing general partner or any affiliate of the Registrant, the Registrant’s subsidiaries, Registrant’s general partner or departing general partner;

•                  any person who is or was serving at the request of the Registrant’s general partner or departing general partner or any affiliate of the Registrant’s general partner or departing general partner as an officer, director, manager, managing member, general partner, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or the Registrant’s subsidiaries; and

•                  any person designated by the Registrant’s general partner.

Any indemnification described above will be made only out of the Registrant’s assets.  The Registrant’s general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable the Registrant to effectuate such indemnification.  The Registrant may purchase (or reimburse the Registrant’s general partner or any affiliate of the Registrant’s general partner for the cost of) insurance against liabilities asserted against, or expenses incurred by, such persons in connection with the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnity such person against such liability under the Partnership Agreement.

Item 7.                                 Exemption from Registration Claimed.

Not applicable.

Item 8.                                 Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit
Number	Description

3.1

Certificate of Limited Partnership of OCI Resources LP (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on July 8, 2013 and incorporated herein by reference)

4.1

First Amended and Restated Agreement of Limited Partnership of OCI Resources LP (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2013 and incorporated herein by reference)

4.2

Amended and Restated Limited Liability Company Agreement of OCI Resource Partners LLC (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2013 and incorporated herein by reference)

4.3

OCI Resource Partners LLC 2013 Long-Term Incentive Plan (filed as Exhibit 10.18 to the Registrant’s Amended Registration Statement on Form S-1 filed with the Commission on September 3, 2013 and incorporated herein by reference)

5.1	Opinion of Dechert LLP as to the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP regarding financial statements of OCI Resources LP

23.2	Consent of Deloitte & Touche LLP regarding financial statements of OCI Wyoming Holding Co.

23.3	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.                                 Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

1.                                      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                                          To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.                                       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.                                    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.                                      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Sate of Georgia, on this 4th day of October, 2013.

OCI RESOURCES LP

By:	OCI RESOURCE PARTNERS LLC, its general partner

By:	/s/ Kirk H. Milling
Name: Kirk H. Milling
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kirk H. Milling and Choungho (Charles) Kim, and each or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kirk H. Milling	Chief Executive Officer and Director	October 4 , 2013
Kirk H. Milling	(Principal Executive Officer)

/s/ Kim Choungho	Chief Financial Officer	October 4, 2013
Choungho (Charles) Kim	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mark J. Lee	Director	October 4, 2013
Mark J. Lee

/s/ William P. O’Neil, Jr.	Director	October 4, 2013
William P. O’Neill, Jr.

EXHIBIT INDEX

Exhibit
Number	Description

3.1

Certificate of Limited Partnership of OCI Resources LP (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on July 8, 2013 and incorporated herein by reference)

4.1

First Amended and Restated Agreement of Limited Partnership of OCI Resources LP (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2013 and incorporated herein by reference)

4.2

Amended and Restated Limited Liability Company Agreement of OCI Resource Partners LLC (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2013 and incorporated herein by reference)

4.3

OCI Resource Partners LLC 2013 Long-Term Incentive Plan (filed as Exhibit 10.18 to the Registrant’s Amended Registration Statement on Form S-1 filed with the Commission on September 3, 2013 and incorporated herein by reference)

5.1	Opinion of Dechert LLP as to the legality of the securities being registered

23.1	Consent of Deloitte & Touche LLP regarding financial statements of OCI Resources LP

23.2	Consent of Deloitte & Touche LLP regarding financial statements of OCI Wyoming Holding Co.

23.3	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on the signature page of this Registration Statement)